Exhibit 10.6

Execution Copy

MEDNAX, INC.

1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated

Effective as of January 1, 2009

1.	ADOPTION; PURPOSE

The Mednax, Inc. 1996 Employee Non-Qualified Stock Purchase Plan (formerly known as the Pediatrix Medical Group, Inc. 1996 Employee Non-Qualified Stock Purchase Plan) was adopted on April 1, 1996, was subsequently amended and restated in its entirety in accordance with its terms effective as of September 24, 2008, and was assigned to and assumed by Mednax, Inc, a Florida corporation (the “Issuer”), and again amended and restated effective as of January 1, 2009 (as so amended and restated, the “Plan”).

The purpose of the Plan is to encourage ownership of Common Stock (as defined below) by eligible employees of the Issuer and its Subsidiaries and Affiliated Professional Corporations (collectively the “Company”), thereby enhancing employee interest in the continued success and progress of the Company.

The Plan provides Eligible Employees (as defined below) with the opportunity to invest in Common Stock at a discounted price through payroll deductions.

Pursuant to the terms of an Agreement and Plan of Merger dated December 29, 2008 (the “Merger Agreement”, between Pediatrix Medical Group, Inc, a Florida corporation (“Pediatrix”), the Company and PMG Merger Sub, Inc. (“Merger Sub”), Merger Sub was merged into Pediatrix effective as of 11:59 P.M. on December 31, 2008 (the “Effective Time”) and as a result Pediatrix became a wholly owned subsidiary of the Company. Also pursuant to the terms of the Merger Agreement, at the Effective Time: (i) each share of common stock of Pediatrix, together with attached preferred share purchase right (“Pediatrix Common Stock”), was converted into one share of common stock of the Company, together with attached preferred share purchase right (“Company Common Stock”); and (ii) each option to purchase shares of Pediatrix Common Stock issued under the Plan, that was outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, was converted into an option to purchase the same number of shares of the Company Common Stock, on substantially the same terms and conditions (including, without limitation, vesting schedule and per share exercise price) as applied to such option to purchase Pediatrix Common Stock.

2.	DEFINITIONS

For purposes of this Plan, the following terms used in this document have the meanings as defined below:

ACCOUNT - a separate account maintained by the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant.

AFFILIATED PROFESSIONAL CORPORATIONS - Each company related to the Issuer through a long-term management contract.

BOARD - the Board of Directors of the Issuer.

BUSINESS DAY - a day on which there is trading on the New York Stock Exchange.

CODE - Internal Revenue Code of 1986, including any amendments.

COMMITTEE - the Compensation Committee of the Board of Directors of the Issuer.

COMMON STOCK - common stock, par value $.01 per share (together with attached preferred share purchase rights, if any), of the Issuer.

COMPENSATION - the amount of a Participant’s base wages, overtime, commissions, and cash bonuses, before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or Section 125 of the Code.

CURRENT S-8 - shall have the meaning set forth in the definition of Purchase Date below.

CUSTODIAN - Citigroup Global Markets, Inc. or any duly appointed successor.

ELIGIBLE EMPLOYEE - an Employee who is eligible to participate in the Plan in accordance with Section 3 hereof.

EMPLOYEE - an employee of the Company.

ENTRY DATE - the first Business Day occurring on or after each January 1, April 1, July 1 and October 1.

EXCHANGE ACT - The Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE - the value of a share of Common Stock on any Business Day shall be the closing price for a share of Common Stock as published in the New York Stock Exchange listing for such day; in the event that such prices are not published, the Fair Market Value of a share of Common Stock shall be determined by the Committee.

OFFERING PERIOD - each calendar year. Each Offering Period shall include four Purchase Periods.

PARTICIPANT - each Eligible Employee who has elected to have amounts deducted from his or her Compensation to participate in the Employee Stock Purchase Plan.

PURCHASE DATE - the April 1, July 1, October 1, and January 1, that immediately follows the last day of a Purchase Period, or if any such date is not a Business Day, the next succeeding Business Day on which it is administratively possible to do the purchase; provided however that unless a Registration Statement on Form S-8 with respect to the shares of Common Stock to be issued and sold under the Plan contains current information in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder as determined by the General Counsel of the Company (a “Current S-8”) on the date that otherwise would be a Purchase Date, no purchase shall be made on that date and instead the amounts withheld by payroll deduction shall be carried over into the next Purchase Period and, if and to the extent not withdrawn pursuant to the provisions of this Plan, the Purchase Date for those carried over amounts shall be the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

PURCHASE PERIOD - each period beginning on an Entry Date and ending on the last day of each calendar quarter.

PURCHASE PRICE - the Fair Market Value of a share of Common Stock on the Purchase Date, less 15%.

SEC - Securities and Exchange Commission or any successor agency.

SUBSIDIARY - Any domestic corporation, of which the Issuer owns directly or indirectly 50% or more of the total combined voting power of all classes of stock, and any other entity designated by the Board, that qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.	ELIGIBILITY

For each Purchase Period beginning on or before October 1, 2008, an Employee shall be eligible to participate in the Plan with respect to that Purchase Period if on the Entry Date for that Purchase Period, the Employee was an Employee of any Affiliated Professional Corporation, was regularly scheduled to work at least 20 hours per week, and was expected to work more than five months per calendar year.

Effective as of August 11, 2008, the Committee has terminated the Pediatrix Medical Group, Inc. 1996 Qualified Employee Stock Purchase Plan (the “Qualified Plan”), and as a result, participants in the Qualified Plan may elect, in such manner and at such time as shall be prescribed by the Committee, to have all or any portion of their accounts under the Qualified Plan transferred into the Plan to be used to purchase shares of Common Stock on the Purchase Date for the Purchase Period that began July 1, 2008.

For each Purchase Period beginning on or after January 1, 2009, an Employee shall be eligible to participate in the Plan with respect to that Purchase Period if he or she was an Employee on the Entry Date for that Purchase Period and, on the first day of the calendar month that is 2 months prior to the Entry Date for that Purchase Period, the Employee is regularly scheduled to work more than 20 hours per week and the Employee’s customary employment is more than five months per calendar year.

Notwithstanding the foregoing, no Employee shall be eligible to participate in the Plan on or after an Entry Date if immediately after the Entry Date, the Employee (or any other person whose stock would be attributed to the Employee pursuant to Section 424(d) of the Code) would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Issuer.

4.	PARTICIPATION

Participation in the Plan is voluntary. An Eligible Employee may elect to participate by completing an enrollment form and returning it to the Human Resources Department. The payroll deductions will start as of the first Entry Date that occurs 15 days (or such other period as the Committee shall determine on a uniform and nondiscriminatory basis) or more after the completed enrollment form is received by the Human Resources Department.

Purchase Periods begin on January 1, April 1, July 1, and October 1 of each year so long as the Plan remains in effect. Once an Employee enrolls, he/she will automatically continue participation in subsequent Offering Periods on the same basis, unless he/she elects to change deduction amounts, withdraw, or becomes ineligible.

5.	COMMON STOCK AVAILABLE UNDER THE PLAN

Subject to any adjustment described in this Section 5, the maximum number of shares of Common Stock which may be purchased under the Plan is 2,500,000. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of shares of Common Stock that may be purchased by any Participant during any Offering Period, and the purchase price per share of Common Stock shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded. Common Stock sold hereunder may be purchased for Participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares.

6.	PURCHASES OF COMMON STOCK

On each Purchase Date, whole and fractional shares will be purchased on the open market or from the Company for each Participant with the accumulated Participant payroll deductions through the last day of the immediately preceding Purchase Period. The Purchase Price shall be 85% of the Fair Market Value of a share of Common Stock on the Purchase Date. Additionally, any commission charges relating to the purchase of Common Stock under the Plan will be paid by the Issuer.

In the event that shares of Common Stock are not purchased under the Plan on a Purchase Date because a Current S-8 is not available on that Purchase Date, then the Company shall permit Participants to elect any of the following:

(i) to cease to have any additional payroll deductions made until such time as a Current S-8 is available, but to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available;

(ii) to withdraw all payroll deductions and cease future payroll deductions until such time as a Current S-8 is available; or

(iii) to continue to have payroll deductions taken and to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

Notwithstanding anything in the second paragraph of Section 9 hereof to the contrary, a Participant who elects to cease payroll deductions during a Purchase Period pursuant to the foregoing clauses (i) or (ii) shall be eligible to participate again in the first Purchase Period that immediately follows the one in which he or she ceased deductions and/or withdrew prior payroll deductions.

7.	INVESTING IN THE PLAN

Plan elections for payroll deductions must be in whole percentages or specific dollar amounts. The minimum percent is 1% of Compensation per pay period.

If a Participant elects a specific dollar amount, the minimum is $25.00 per pay period. and the maximum is $15,000 per pay period.

All payroll deductions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s payroll deduction. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such payroll deductions from any other corporate funds.

8.	LIMITATION ON PURCHASES

For each Offering Period commencing on or after January 1, 2008, the Fair Market Value of Common Stock that a Participant has the right to purchase under the Plan cannot exceed

$25,000, based on the Fair Market Value for a share of Common Stock on the first Entry Date for that Offering Period. Accordingly, the number of shares of Common Stock that may be purchased by any Eligible Employee for any Offering Period shall not exceed the number of shares (and fractional shares rounded down to the third position to the right of the decimal point) determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the first Entry Date in the Offering Period.

9.	CHANGING PAYROLL DEDUCTIONS

A Participant’s elected payroll deduction may be increased or decreased effective with the next Entry Date. The form must be received by Human Resources no later than 15 days (or such other period as the Committee shall determine on a fair and nondiscriminatory basis) prior to the next Entry Date. Changes will not become effective at any time between Entry Dates.

Participants may, however, cease deductions during an Offering Period. If a Participant ceases deductions during an Offering Period, the deductions already taken will be refunded to the Participant as soon as practicable. The Participant will not be eligible to participate again until the second Entry Date after the date on which he/she withdrew. In order to rejoin the Plan, a new enrollment form must be submitted.

10.	RIGHTS AS A STOCKHOLDER

From the initial Purchase Date of shares of Common Stock, and thereafter (unless and until the Participant sells the Common Stock), the Participant shall have all the rights and privileges of a stockholder of the Issuer with respect to the shares of Common Stock purchased by the Participant.

Proxy information will be provided for each stockholders’ meeting, so that each Participant may have his/her full and fractional shares voted according to their instructions.

11.	ACCOUNTS

Citigroup Global Markets, Inc. has been appointed the Custodian for the Plan. The Compensation Committee may, from time to time, remove any Custodian and appoint a successor. The Custodian will maintain an Account for each Participant. As shares of Common Stock are purchased on the Purchase Date for each Purchase Period, each Participant’s full and fractional shares will be held in his/her Account.

Participants will receive an Account Statement, as soon as administratively possible after the end of each calendar quarter, which will include the number of full and fractional shares purchased for the Participant on the Purchase Date occurring at the end of the calendar quarter, the total number of shares owned by the Participant under the Plan, the cost per share, and the current value of shares held.

12.	NO TRANSFER OF RIGHTS

The rights granted under the Plan may not be assigned or transferred under any circumstances.

13.	ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors of Mednax, Inc. The Committee has the authority to interpret the Plan and to establish rules and regulations for its administration, and the decisions and interpretations of the Plan by the Committee shall be final, conclusive and binding upon all Participants. The Committee has the authority to delegate the day-to-day administration of the Plan.

14.	6-MONTH MINIMUM HOLDING PERIOD AND OTHER RESTRICTIONS ON SALE OF STOCK

Except as otherwise permitted in writing by the Committee, in its sole and absolute discretion (which need not be uniformly applied for all Participants), a Participant who purchases any shares of Common Stock pursuant to the Plan in any Purchase Period that begins on or after January 1, 2009, must hold all of those shares until the earlier of (i) the date that is 6 months after the Purchase Date for those shares, and (ii) the date of the Participant’s death. In addition, restrictions may apply to the resale of shares of Common Stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the SEC. Participants will be responsible to pay any commissions or other fees related to the sale of their stock and certain other fees, negotiated from time to time between Citigroup Global Markets, Inc. and the Issuer.

15.	SHAREHOLDER APPROVAL

To the extent necessary to comply with Rule 16b-3 of the Exchange Act or other applicable law, the Committee shall obtain approval of the shareholders of the Issuer of any Plan amendment in such a manner and to such a degree as required thereunder.

16.	AMENDMENTS

The Committee or the Board may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders of the Issuer, no amendment may be made (a) increasing the number of shares which may be purchased under the Plan (other than as provided in Section 5 herein), (b) materially increasing the benefits accruing to Participants, or (c) materially modifying the requirements as to eligibility for participation in the Plan.

17.	TERMINATION OF THE PLAN

The Plan and all rights hereunder shall terminate on the earliest of: (a) the date on which the maximum number of shares of Common Stock available for purchase under the Plan has been purchased; (b) the termination of the Plan by the Committee or the Board; and (c) the

effective date of any consolidation or merger in which the Issuer is not the surviving entity, any exchange or conversion of outstanding shares of the Issuer for or into securities of another entity or other consideration, or any complete liquidation of the Issuer.

Any such termination shall not impair any rights that under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Committee may determine an equitable basis of apportioning available shares of Common Stock among Participants.

Upon termination of the Plan, any payroll deductions that have not been used to purchase Common Stock, certificates for the number of full shares of Common Stock in the Participant’s Account and the cash equivalent for any fractional shares in the Participant’s Account shall be delivered by the Custodian to the Participant or his/her legal representative as soon as practicable following such termination. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the day immediately preceding such termination of the Plan.

18.	LAWS AND REGULATIONS

Notwithstanding any other provision of the Plan, the rights of Participants to purchase Common Stock hereunder shall be subject to compliance with all applicable Federal, state, and foreign laws, rules and regulations and the rules of each stock exchange upon which the Common Stock is from time to time listed.

The Plan and purchase of Common Stock hereunder shall be subject to additional rules and regulations, not inconsistent with the Plan, that may be promulgated from time to time by the Committee regarding purchases and sales of Common Stock.

19.	PARTICIPANT RETIREMENT, TERMINATION OR DEATH

In the event of the Participant’s retirement, termination of employment or death, any payroll deductions that have not been used to purchase Common Stock will be refunded to the Participant or to the Participant’s beneficiary designated on the Participant’s enrollment form. Certificates for the number of full shares of Common Stock and the cash equivalent of any fractional shares held in the Participant’s Account will be distributed in accordance with the Participant’s instructions, or in the case of the Participant’s death, in accordance with the instructions of the beneficiary designated on the Participant’s enrollment form. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the Business Day immediately preceding the effective date of such Participant’s retirement, termination of employment or death.

In the event that the Participant has not designated a beneficiary on the Participant’s enrollment form, any cash and certificates for shares of Common Stock will be delivered to the Participant’s estate.

20.	EMPLOYMENT

The Plan shall not confer any rights of continued employment upon any employee of the Company.

21.	ADDITIONAL RESTRICTIONS OF RULE 16b-3

Persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 of the Exchange Act or any successor provision. This Plan shall be deemed to contain such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as to comply with the applicable requirements of Rule 16b-3.

22.	MERGER OR OTHER CORPORATE CHANGE

In the event of a merger or other transaction involving the Issuer in which shares of Common Stock are exchanged for stock, securities, cash or other property, the Plan and the obligation to issue and sell Common Stock under the Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation. and, in the event of such assumption, shall be deemed to be the Issuer for all purposes of the Plan as if named as such herein. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period, refund all amounts credited to each Participant’s Account and thereafter terminate the Plan. If the Board shortens the Purchase Period then in effect, the Issuer shall make its best efforts to notify each Participant of such change at least 10 business days prior to the new purchase date, and allow each Participant to elect to receive a cash refund of the deductions from such Participant’s Compensation that have not been used to purchase Common Stock.